Exhibit 2.3
                                    BY- LAWS

                                       OF

                   ADIRONDACK PURE SPRINGS MT. WATER CO., INC.

                            (A New York Corporation)

                                    ARTICLE I

                                  SHAREHOLDERS

          SECTION 1. ANNUAL MEETING, The annual meeting of the shareholders of the corporation shall be held at its office of the corporation in the State of New York or at such other place within or without the State of New York, and on such date in each calendar year as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. A failure to hold the animal meeting on the date so fixed or to elect a sufficient number of directors to conduct the business of the corporation, shall not work a forfeiture or give cause for dissolution of the corporation, except as provided by the Business Corporation Law.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held at the office of the corporation in the State of New York, or at such other place within or without the State or New York as may be designated from time to time by the Board of Directors. Whenever the Board of Directors shall fail to fix such place, or whenever shareholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of New York. Special meetings of the shareholders shall be held upon call of the Board of Directors, of the President, of any Vice-President, of the Secretary or of any two directors, at such time as may be fixed by the Board of Directors or by the President, such Vice-President, the Secretary or such two directors, as the case may be, and as shall be stated in the notice of said meeting, except when the Business Corporation Law confers upon the shareholders the right to demand the call of such meeting and to fix the date thereof. At any such special meeting only such business may be transacted which Is related to the purpose or purposes set forth in the notice required by the Business Corporation Law.

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         SECTION 3 NOTICE OF MEETINGS. The notice of all meetings shall be in writing, shall state the place, date and hour of the meeting, and, unless it is the annual meeting, shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of such other business as may properly come before the meeting, and shall state the purpose or purposes of the meeting if any other action is to be taken at such annual meeting which could be taken at a special meeting. The notice of a special meeting shall state the purpose or purposes for which the meeting is called. If the Board of Directors shall adopt, amend, or repeal a by-law regulating an impending election or directors, the notice of the next meeting for the election of directors shall contain the statements prescribed by law. if any action is proposed to be taken which would, if taken, entitle the shareholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect-and shall be accompanied by a copy of Business Corporation Law 623 or an outline of its material terms. A copy of the notice of any meeting of shareholders shall be served either personally or by first-class mail, not fewer than ten days nor more than fifty days before the date of the meeting, provided, however, that a copy of such notice may he given by third class mail not fewer than twenty-four nor more than fifty days before the date of the meeting, to each shareholder at his record address or at such other address as he may have furnished by request in writing to the Secretary of the Corporation. An affidavit of the Secretary or other person giving the notice or of a transfer agent of the corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated. If a meeting is adjourned to another time or place and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice of a meeting need not be given to any shareholder who submits a signed waiver or notice, in person or by proxy, before or after the meeting. The attendance of a shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         SECTION 4. QUORUM. The holders of record of a majority of the outstanding shares of the corporation entitled to vote at the meeting, present in person or by proxy, shall, except as otherwise provided by law or the Certificate of Incorporation, constitute a quorum at all meetings of the shareholders; if there be no such quorum; the holders of a majority of such shares so present or so represented may adjourn the meeting from time to time, without further

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notice, until a quorum shall have been obtained. When a quorum is once present.
to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

         SECTION 9. PRESIDING OFFICER. Meetings of the shareholders shall be presided over by the President, or, if he is not present, by a Vice-President, or if neither the President nor a Vice-President is present, by a chairman to be chosen at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

         SECTION 6. VOTING: RECORD DATE; LIST OF SHAREHOLDERS; PROXIES; INSPECTORS. Every shareholder entitled to vote at any meeting may so vote by proxy and shall be entitled to one vote for each share entitled to vote and held by him. At all elections of directors the voting may, but need not, be by ballot, and a plurality of the votes cast thereat shall elect. Except as otherwise required by law, or by the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

         For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty days nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose, other than that specified in the preceding clause, shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of shareholders has been made as provided in this paragraph,

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such determination shall apply to any adjournment thereof, unless the Board of
Directors fixes a new record date under this paragraph for the adjourned meeting.

         A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation, or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat, or prior thereto, of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be the shareholders entitled to vote thereat may vote at such meeting.

         Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his attorney-in-fact.. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

         The Board of Directors, in advance of any meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or of any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall he prima facie evidence of the facts stated and of the vote as certified by them. Each inspector shall be entitled to reasonable compensation for his services, to be paid by the Corporation.

         SECTION 7 ACTION WITHOUT MEETING. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. However, this section shall not be construed to alter or modify any provision of law or of the Certificate of Incorporation under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders and any certificate with respect to the authorization or taking of any such action which is to be delivered to the Department of State shall recite that the authorization was by unanimous written consent.

         When there are no shareholders of record, such action may be taken on the written consent signed by a majority in interest of the subscribers for shares whose subscriptions have been accepted or their successors an interest or, if no subscription has been accepted, on the written consent signed by the incorporator or a majority of the incorporators. When there are two or more incorporators, if any dies or is for any reason unable to act, the other or others may act. If there is no incorporator able to act, any person for whom an incorporator was acting as agent may act in his stead, or if such other person also dies or is for any reason unable to act, his legal representative may act.

         SECTION 8. MEANING OF `SHAREHOLDERS'. As used herein in respect of the right to notice of a fleeting of shareholders, or to a waiver thereof, or to participate or vote thereat, or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "shares" or shareholders refers to an outstanding share or shares and to a holder or holders of record of an outstanding share or shares, when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon who'll the Certificate 0f Incorporation confers such rights where there are two or more classes or series of shares, or upon which or upon whom the Business Corporation Law confers such rights, notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

                                   ARTICLE II

                                    DIRECTORS

         SECTION 1. ROLE OF DIRECTORS; AGE REQUIREMENT; NUMBER. The business of the corporation shall, be managed by its Board of Directors. The use of the phrase "entire Board of Directors' herein refers to the total number of directors which the corporation would have if there were no vacancies.

         Each director shall be at least eighteen (18) years of age- A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York. There shall be no minimum number of directors constituting the entire Board of Directors. The number of directors may be increased or decreased from time to time by action of the Board of Directors or of the shareholders, provided that any action of the Board of Directors to effect such increase or decrease shall require the vote of a majority of the entire Board of Directors. No decrease shall shorten the term of any incumbent director.

         SECTION 2. TERM; VACANCIES. The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of shareholders and until their respective successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by vote of a majority of the directors then in office, although less than a quorum exists. Nothing in this paragraph shall affect, any provision of the certificate of incorporation which provides that such newly created directorships or vacancies shall be filled by vote of the shareholders, or any provision of the certificate of incorporation specifying greater requirements as permitted by law.

         SECTION 3. QUORUM AND VOTING, A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. A majority of the directors present, whether or not a quorum is present., may adjourn a meeting to another time and place. Except as herein otherwise provided, the vote of a majority of the directors present at the time of the vote at a meeting duly assembled, a quorum being present at such time, shall be the act of the Board of Directors.

         SECTION 4. MEETINGS. Meetings of the Board of Directors shall be held at such place within or without the State of New York as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors. Special meetings may be held at any time upon the call of the Chairman of the Board, if any, or of the President or any Vice-President or the Secretary or any director by written notice personally served upon, or by telegraphic notice sent to, each director not less than two days before such meeting or by written notice mailed to each director not less than five days before the date of such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of shareholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after a meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. The notice of any meeting need not specify the purpose of the meeting, and any and all business may be transacted at such meeting. The Chairman of the Board of Directors, if any, shall preside at all meetings of the Board of Directors, and in his absence or inability to act, the President shall preside, and in his absence or inability to act, such person as may be chosen by the meeting shall preside. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of such Board or committee by means of a conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION E. EXECUTIVE COMMITTEE. By resolution adopted by a majority of the entire Board of Directors, the directors may designate from their number three or more directors to constitute an Executive Committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by law. A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, to designate alternate members of, or to discharge any such committee.

         SECTION 6. ACTION BY CONSENT. Notwithstanding any other provision of these By Laws, any action required or permitted to be taken by the Board of Directors, the Executive Committee or any other committee of the Board of Directors designated pursuant to these By-Laws, may be taken without a meeting if all the members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

         SECTION 7. DECLARATION OF DIVIDENDS. Subject to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to shareholders, the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise, and before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board shall think conducive to the interest of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

         SECTION 8. REMOVAL OF DIRECTORS. Subject to the provision of Section 607 of the Business Corporation Law, (a) at any special, or regular meeting of the shareholders duly called as provided in these By-Laws, any director or directors may be removed from office by vote of the shareholders, either with or without cause, and his successor or their successors may be elected at such meeting or thereafter at a duly called meeting for that purpose and (b) one or more directors may be removed for cause by the Board of Directors subject to the limitations of Section 702 of the Business Corporation Law.

                                   ARTICLE III

                                    OFFICERS

         SELECTION 1. ELECTION. The Board of Directors of the Corporation, promptly after the election thereof held in each year, may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice-Presidents, a Secretary and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person, except the offices of President and Secretary. When all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices, the

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President may, but need not, be chosen from among the directors. The Chairman of the Board of Directors, if any, shall be chosen from among the directors.

         SECTION 2. TERM The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause at any time by the board of Directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 3, DUTIES. The officers of the corporation shall each have such powers and duties as are set forth in these By-Laws and as generally pertain to their respective offices, and as from time to time may be conferred upon them by the Board of Directors. The Chairman of the Board of Directors, if there be a Chairman, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The President shall be the chief executive officer of the corporation and shall have the general management and superintendence of the affairs of the corporation, subject to direction of the Board of Directors. He shall preside at all meetings of the shareholders and, in the absence or disability of the Chairman of the Board of Directors, or if there be no Chairman, shall preside at all meetings of the Board of Directors. The Secretary shall keep the minutes of meetings of the Board of Directors, and of the shareholders, shall be the custodian of the records and of the seal of the corporation, shall attend to all correspondence, and shall perform other duties incidental to such office. The Treasurer shall have care and custody of the funds and securities of the corporation, shall keep complete and accurate books of account and financial records of the corporation, shall render financial reports to the Board of Directors and the shareholders, and shall perform other duties incidental to such office. The Vice-president or Vice-Presidents, the Assistant Secretary or Assistant Secretaries, the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities if there are more than such officers, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer, respectively.

         SECTION 4. DELEGATION OF DUTIES. Unless otherwise ordered by the Board of Directors, the President, or, in the event of his inability to act, the Vice-President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE IV

                                 INDEMNIFICATION

         The corporation shall indemnify any person made, or threatened to be made, a party to an action other than one by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or his testator or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. The corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director, or officer, of the corporation served in any capacity at the request of the corporation, by reason of the fact that he or his testator or intestate is or was a director or officer of the corporation, or served such other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled as set forth in the Business Corporation Law.

                                    ARTICLE V

                        CERTIFICATES REPRESENTING SHARES

         SECTION 1. FORM; TRANSFER; CONSIDERATION. The interest of each shareholder of the corporation shall be evidenced by certificates representing shares in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe. Certificates representing shares shall have set forth thereon the statements prescribed by law and shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal, or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee or the shares are listed on a registered national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

         Upon compliance with provisions restricting the transferability of shares, if any, transfer of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and upon the surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

         A certificate representing shares shall not be issued until the full amount of consideration therefore has been paid, except as the Business Corporation Law may otherwise permit.

         SECTION 2. FRACTIONS OF SHARES. The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions or a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder except as therein provided.

         SECTION 3. REPLACEMENT OF SHARES. No certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require -

         SECTION 4 GENERAL REGULATION. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                                   ARTICLE VI

                                   FISCAL YEAR

         The fiscal year of the corporation shall be determined by the Board of Directors.

                                   ARTICLE VII

                                 CORPORATE SEAL

         The Corporate seal shall have inscribed thereon the name of the corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed upon any paper or document, by any process whatsoever, an impression, facsimile, or other reproduction of said corporate seal.

                                  ARTICLE VIII

                                     GENERAL

         SECTION 1. FINANCIAL INFORMATION The directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or financial statement as the case may be, which may be required by any provision of law.

         SECTION 2. BOOKS AND RECORDS. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders, of the Board of Directors, and/or any committee which the directors may appoint, and shall keep at the office of the corporation in the State of New York or at the office of the transfer agent or registrar, if any, in said state, a record containing the names and addresses of all shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into written form within a reasonable time.

         SECTION 3. ARTICLES AND SECTION HEADINGS IN BYLAWS. The article and section headings in these By-Laws are used for the purpose of convenience only, and are meant to have no effect whatsoever upon the interpretation of the By-Laws.

                                   ARTICLE IX

                          REIMBURSEMENT OF CORPORATION

         Any payments made to or on behalf of an officer of the Corporation such as salary, commission, bonus, interest, rent, travel, entertainment or other expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the extent of such disallowance. It shall be the duty of the Directors as a Board to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

                                    ARTICLE X

                                   AMENDMENTS

         The shareholders entitled to vote in the election of directors may amend or repeal the By-Laws and may adopt new By-Laws. Except as otherwise required by law or by the provisions of these By-Laws, the Board of Directors may also amend or repeal the By-Laws and adopt new By-Laws, but By-Laws adopted by the Board of Directors may be amended or repealed by the said shareholders.